The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-273447
SUBJECT TO COMPLETION, DATED AUGUST 7, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated July 26, 2023)
Unilever Capital Corporation
$[•],000,000 [•]% Senior Notes due 20[•]
$[•],000,000 [•]% Senior Notes due 20[•]
Payment of Principal, Premium, if any, and Interest Guaranteed Jointly, Severally, Fully and
Unconditionally by
Unilever PLC and Unilever United States, Inc.
Unilever Capital Corporation will pay interest on the [•]% senior notes due 20[•] (the “20[•] Notes”) and the [•]% senior notes due 20[•] (the “20[•] Notes” and, together with the 20[•] Notes, the “Notes”) on February [•] and August [•] of each year, commencing February [•], 2025. The Notes will be issued only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.
Unilever Capital Corporation may redeem each series of Notes in whole or in part at any time at the applicable redemption price described in this prospectus supplement plus accrued interest. See “Description of the Notes — Redemption.”
See “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the Notes.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	20[•] Notes			20[•] Notes
	Per Note	Total		Per Note	Total
Public Offering Price	[•]%	$	[•]	[•]%	$	[•]
Underwriting Discount(1)	[•]%	$	[•]	[•]%	$	[•]
Proceeds to Unilever Capital Corporation	[•]%	$	[•]	[•]%	$	[•]

(1)
See “Underwriting.”

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the Notes will accrue from August [•], 2024, and must be paid by the purchaser if the Notes are delivered after August [•], 2024.
The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream and Euroclear, on or about August [•], 2024.
Joint Book-Running Managers
BNP PARIBAS BofA Securities HSBC Morgan Stanley
The date of this Prospectus Supplement is August [•], 2024.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

S-i

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus supplement.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer or an invitation on our behalf or on behalf of the underwriters or any of them to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
IMPORTANT — EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of:
•
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

•
a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

•
not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

Additionally for these purposes, the expression of an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/ 2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
IMPORTANT — UK RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of:
•
a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”);

•
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

•
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Additionally for these purposes, the expression of an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/ 2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation or the

UK Prospectus Regulation, as the case may be, from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation or the UK Prospectus Regulation.
Unilever PLC and its group companies are together referred to in this prospectus supplement as “Unilever”, the “Unilever Group”, “we”, “us” or the “Group”. For such purposes “group companies” means, in relation to Unilever PLC, those companies required to be consolidated in accordance with United Kingdom legislative requirements and International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) relating to consolidated accounts. Unilever PLC and its group companies together constitute a single group for the purpose of meeting those requirements.
In this prospectus supplement, references to “$”, “US$”, and “U.S. dollars” are to the lawful currency of the United States of America, references to “£” and “pound sterling” are to the lawful currency of the United Kingdom and references to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.
Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), Unilever Capital Corporation has determined the classification of the Notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
References to the “Notes” are to the [•]% senior notes due 20[•] and the [•]% senior notes due 20[•] offered under this prospectus supplement, issued by Unilever Capital Corporation (“UCC”) and guaranteed jointly, severally, fully and unconditionally by Unilever PLC and Unilever United States, Inc. (“UNUS”).
Any capitalized terms used but not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement filed with the SEC utilizing a “shelf” registration process. There is on file with the SEC (and attached hereto) a prospectus dated July 26, 2023, that provides you with a general description of the offered guaranteed debt securities. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement adds, updates and changes information contained in the prospectus. You should read the prospectus, any applicable post-effective amendment to the registration statement and this prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information About Us.”

RISK FACTORS
Our business is subject to risks and uncertainties. The risks that we regard as the most relevant to our business are set out below. We have undertaken certain mitigating actions that we believe help us to manage the risks identified below. However, we may not be successful in deploying some or all of these mitigating actions. If the circumstances in these risk factors occur or are not successfully mitigated, our cash flow, operating results, financial position, business and reputation could be materially adversely affected. In addition, risks and uncertainties could cause actual results to vary from those described in this document, or could impact on our ability to meet our targets or be detrimental to our profitability or reputation. This list is not intended to be exhaustive and there may be other risks and uncertainties that are not mentioned below that could impact our future performance or our ability to meet published targets. The risks and uncertainties discussed below should be read in conjunction with the Group’s consolidated financial statements and related notes and the Report of the Directors that are included in or incorporated by reference in our Form 20-F for the year ended December 31, 2023.
Consumer preference
Our success depends on the value and relevance of our brands and products to consumers around the world and on our ability to innovate and remain competitive.
Consumer tastes, preferences and behaviors are changing more rapidly than ever before. We see a growing trend for consumers preferring brands which both meet their functional needs and have an explicit social or environmental purpose.
Technological change is disrupting our traditional brand communication models. Our ability to develop and deploy the right communication, both in terms of messaging content and medium is critical to the continued strength of our brands.
We are dependent on creating innovative products that continue to meet the needs of our consumers in times of economic instability and volatility. We also need to be competitive, bringing innovation to market with speed in areas such as personalized and premium beauty offerings, health and hygiene.
Portfolio management
Unilever’s strategic investment choices will affect the long-term growth and profits of our business.
Unilever’s growth and profitability are determined by our portfolio of Business Groups, geographies and channels and how these evolve over time. If Unilever does not make optimal strategic investment decisions, then opportunities for growth and improved margin could be missed.
Climate change
Climate change and governmental actions to reduce such change may disrupt our operations and/or reduce consumer demand for our products.
Climate change is already impacting our business in various ways.
Government action to reduce climate change such as the introduction of a carbon tax, land use regulations or product composition regulations which restrict or ban certain greenhouse gas intensive ingredients, could impact our business through higher costs or reduced flexibility of operations. Physical environment risks such as water scarcity could impact our operations or reduce demand for our products that require water during consumer use. Increased frequency of extreme weather events such as high temperatures, hurricanes or floods could cause increased incidence of disruption to our supply chain, manufacturing and distribution network.
If we do not take action, climate change could result in increased costs, reduced profit and reduced growth.

Plastic packaging
We use a significant amount of plastic to package our products. A reduction in the amount of virgin plastic we use, the use of recycled plastic and an increase in the recyclability of our packaging are critical to our future success.
Both consumer and customer responses to the environmental impact of plastic waste and emerging regulations by governments to tax or ban the use of certain plastics requires us to find solutions to reduce the amount of plastic we use, increase recycling post-consumer use and source recycled plastic for use in our packaging. We are also dependent on the work of our industry partners to create and improve recycling infrastructure throughout the world.
There is a risk around finding appropriate replacement materials, but also due to high demand, the cost of recycled plastic or other alternative packaging materials could significantly increase in the foreseeable future and this could impact our business performance. We could also be exposed to higher costs as a result of taxes or fines if we are unable to comply with plastic regulations, which would again impact our profitability and reputation.
Customer and channel
Successful customer relationships and expanding in channels of the future are vital to our business and continued growth.
Maintaining strong relationships with our existing customers and building relationships with new customers who have built new technology-enabled business models to serve changing shopper habits are necessary to ensure our brands are well presented to our consumers and available for purchase at all times.
Digital commerce continues to be a critical channel for growth. The strength of our customer relationships also affects our ability to obtain pricing and competitive trade terms. Failure to maintain strong relationships with customers could negatively impact our terms of business with affected customers and reduce the availability of our products to consumers.
Talent
A skilled workforce and agile ways of working are essential for the continued success of our business.
With the rapidly changing nature of work and skills, there is a risk that our workforce is not equipped with the skills required for the new environment. Our ability to attract, develop and retain a diverse range of skilled people is critical if we are to compete and grow effectively.
This is especially true in our key emerging markets where there can be a high level of competition for a limited talent pool. The loss of management or other key personnel or the inability to identify, attract and retain qualified personnel could make it difficult to manage the business and could adversely affect operations and financial results.
Business operations
Our business depends on purchasing materials, efficient manufacturing and the timely distribution of products to our customers.
Our supply chain network is exposed to potentially adverse events such as geopolitical sanctions, physical disruptions, environmental and industrial accidents, trade restrictions or disruptions at a key supplier, which could impact our ability to deliver orders to our customers.
Geopolitical tensions have continued to challenge the continuity and cost of our supply chain in 2023. Maintaining manufacturing operations whilst adhering to changing local regulations and meeting enhanced health and safety standards has proven possible but has required significant management. In addition, ensuring the operation of a global logistics network for both input materials and finished goods continues to present challenges and requires continued focus and flexibility.

The cost of our products is being affected by the cost of the underlying commodities and materials from which they are made. Fluctuations in these costs cannot always be passed on to the consumer through pricing and will need to be carefully managed.
Safe and high-quality products
The quality and safety of our products are of paramount importance for our brands and our reputation.
The risk that raw materials are accidentally or maliciously contaminated throughout the supply chain or that product defects occur due to human error, equipment failure or other factors cannot be excluded.
Labelling errors can have potentially serious consequences for both consumer safety and brand reputation. Therefore, on-pack labelling needs to provide clear and accurate ingredient information in order that consumers can make informed decisions regarding the products they buy.
Systems and information
Unilever’s operations are increasingly dependent on IT systems and safeguarding the confidentiality and integrity of data and the management of information.
The cyber-attack threat of unauthorized access and misuse of sensitive information or disruption to operations continues to increase with the level of incidents rising year on year. Such an attack could inhibit our business operations in a number of ways, including disruption to sales, production and cash flows, ultimately impacting our results.
In addition, increasing digital interactions with customers, suppliers and consumers place ever greater emphasis on the need for secure and reliable IT systems and infrastructure and careful management of the information that is in our possession to ensure data privacy.
Business transformation
Successful execution of business transformation projects is key to delivering their intended business benefits and avoiding disruption to other business activities.
We are in the second year of a significant organizational transformation, operating through five new Business Groups, with some key changes still to be delivered. On March 19, 2024, we announced steps to accelerate our Growth Action Plan through the separation of our Ice Cream Business Group and the launch of a comprehensive productivity programme. We are also continually engaged in major change projects, including acquisitions and disposals such as our acquisition of K18, a premium biotech haircare brand, our sale of Elida Beauty and recently announced sale of our Pureit water purification business, which we expect to complete by the end of 2024. These changes drive continuous improvement in our business and strengthen our portfolio and capabilities. Continued digitalization of our business models and processes, together with enhancing data management capabilities, is a critical part of our transformation.
We have an extensive programme of transformation projects. Failure to execute such initiatives successfully could result in under-delivery of the expected benefits and there could be a significant impact on the value of the business.
Economic and political instability
Adverse economic conditions may affect one or more countries, regions or may extend globally.
Unilever operates around the world and is exposed to economic and political instability that may reduce consumer demand for our products, disrupt sales operations and/or impact the profitability of our operations.
Consumer goods companies such as Unilever have continued to see geopolitical and economic volatility leading to significant disruption and cost inflation impacting parts of the business. Further potential trade and economic sanctions risk global supply chain disruption and deep recession. Risks associated with the global energy crisis are leading to significantly higher energy prices and could disrupt our operations.
Government actions such as trade and economic sanctions and embargoes, fiscal policy, foreign exchange or price controls can impact on the growth and profitability of our local operations. Inflation and rising interest rates can result in lower levels of discretionary spending by consumers in the markets in which our products are sold, which could adversely affect our financial results. Continued input cost inflation may cause further reduction in our operating margin, to the extent that input cost inflation cannot be offset by price increases and higher savings.
Unilever has more than half of its turnover in emerging markets which can offer greater growth opportunities but also exposes Unilever to related economic and political volatility.
Treasury and Tax
Unilever is exposed to a variety of external financial risks in relation to Treasury and Tax.
The relative value of currencies can fluctuate widely and could have a significant impact on business results. Further, because Unilever consolidates its financial statements in euros it is subject to exchange risks associated with the translation of the underlying net assets and earnings of its foreign subsidiaries.
We are also subject to the imposition of exchange controls by individual countries which could limit our ability to import materials paid in foreign currency or to remit dividends to the parent company. A material shortfall in our cash flow could undermine Unilever’s credit rating, impair investor confidence and restrict Unilever’s ability to raise funds. In times of financial crisis, there is a further risk that we may not be able to raise funds due to market illiquidity.
We are exposed to counter-party risks with banks, suppliers and customers, which could result in financial losses.
Tax is a complex and evolving area where laws and their interpretation are changing regularly, leading to the risk of unexpected tax exposures. International tax reform remains a key focus of attention.
Ethical
Unilever’s brands and reputation are valuable assets and the way in which we operate, contribute to society and engage with the world around us is always under scrutiny both internally and externally.
Acting in an ethical manner, consistent with the expectations of customers, consumers and other stakeholders, is essential for the protection of the reputation of Unilever and its brands. A key element of our ethical approach to business is to reduce inequality and promote fairness. Our activities touch the lives of millions of people and it is our responsibility to protect their rights and help them live well. The safety of our employees and the people and communities we work with is critical. Failure to meet these high standards could result in damage to Unilever’s corporate reputation and business results.
Legal and regulatory
Compliance with laws and regulations is an essential part of Unilever’s business operations.
Unilever is subject to national and regional laws and regulations in such diverse areas as regulations relating to environmental compliance (e.g., greenwashing), product safety, product claims, trademarks, copyright, patents, competition, health and safety, data privacy, corporate governance, listing and disclosure, employment and taxes.
Failure to comply with laws and regulations could expose Unilever to civil and/or criminal actions leading to damages, fines and criminal sanctions against us and/or our employees with possible consequences for our corporate reputation.
Changes to laws and regulations could have a material impact on the cost of doing business.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
Unilever PLC files annual reports with and furnishes other information to the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the documents listed below and any future filings with the SEC under Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, including any Form 6-K that we furnish to the SEC which so provides, until our offering is completed (Unilever PLC’s file number with the SEC is No. 1-4546):
(a)
The Annual Report on Form 20-F of Unilever PLC for the year ended December 31, 2023;

(b)
Unilever PLC’s Reports on Form 6-K furnished to the SEC on March 18, 2024 (Unilever PLC Chairman’s Letter and Notice of Annual General Meeting), March 19, 2024 (Acceleration of the Growth Action Plan through the Separation of the Ice Cream Business Group and the Launch of the Productivity Programme), April 5, 2024 (Director/PDMR Shareholding), May 1, 2024 (Changes to Membership of Board Committees), May 1, 2024 (Results of Annual General Meeting), May 3, 2024 (Total Voting Rights), May 17, 2024 (Commencement of Share Buyback Programme), June 7, 2024 (Total Voting Rights; Director/PDMR Shareholding; Transaction in Own Shares), July 1, 2024 (Total Voting Rights; Director/PDMR Shareholding; Transaction in Own Shares), July 19, 2024 (Appointment of Non-Executive Director) and July 26, 2024 (2024 First Half Year Results).

The Notes will be governed by the amended and restated indenture dated as of July 26, 2023, among UCC, Unilever Finance Netherlands B.V., Unilever PLC, UNUS and The Bank of New York Mellon, as trustee (the “Indenture”). The Indenture has been filed as an exhibit to the registration statement (File No. 333‑273447), of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.
You may request a paper copy of these filings at no cost, by writing to or telephoning us at the following address:
Vice President — Finance
Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 894-2829

EXCHANGE RATES
The following table sets forth, for the periods and dates indicated, certain information concerning the Noon Buying Rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York (i) for pound sterling (expressed in US$ per £1.00) and (ii) for euro (expressed in euro per US$1.00).
							One month ended
	Year ended December 31,						Feb 29,	Mar 31,	Apr 30,	May 31,	Jun 30,	Jul 31,
	2018	2019	2020	2021	2022	2023	2024	2024	2024	2024	2024	2024
US$ per £1.00
Rate at period end	1.28	1.33	1.37	1.35	1.21	1.27	1.26	1.26	1.25	1.27	1.26	1.29
Average rate	1.34	1.28	1.28	1.38	1.24	1.24	1.26	1.27	1.25	1.26	1.27	1.29
High	1.43	1.33	1.37	1.42	1.37	1.31	1.27	1.29	1.27	1.28	1.28	1.30
Low	1.25	1.21	1.16	1.32	1.07	1.18	1.25	1.26	1.23	1.25	1.26	1.27
US$1.00 per euro
Rate at period end	1.15	1.12	1.14	1.14	1.07	1.11	1.08	1.08	1.07	1.08	1.07	1.09
Average rate	1.18	1.12	1.14	1.18	1.05	1.08	1.08	1.09	1.07	1.08	1.08	1.09
High	1.25	1.15	1.23	1.23	1.15	1.12	1.09	1.09	1.09	1.09	1.09	1.09
Low	1.12	1.09	1.07	1.12	0.96	1.05	1.07	1.08	1.06	1.07	1.07	1.07
On July 31, 2024, the exchange rates between pound sterling and U.S. dollars and between euro and U.S. dollars were as follows: US$1.29 = £1.00 and US$1.09 = euro 1.00. See “Risk Factors — Treasury and Tax.”

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This prospectus supplement may contain forward-looking statements, including ‘forward-looking statements’ within the meaning of the United States Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and businesses of the Group. All statements other than statements of historical fact are, or may deemed to be, forward-looking statements. Words such as “will”, “aim”, “expects”, “anticipates”, “intends”, “looks”, “believes”, “vision”, “ambition”, “target”, “goal”, “plan”, “potential”, “work towards”, “may”, “milestone”, “objectives”, “outlook”, “probably”, “project”, “risk”, “seek”, “continue”, “projected”, “estimate”, “achieve” or the negative of these terms, and other similar expressions of future performance or results, and their negatives, are intended to identify such forward-looking statements. Forward-looking statements also include, but are not limited to, statements and information regarding the Group’s emissions reduction targets and other climate change related matters (including actions, potential impacts and risks associated therewith). These forward-looking statements are based upon current expectations and assumptions regarding anticipated developments and other factors affecting the Group. They are not historical facts, nor are they guarantees of future performance or outcomes. All forward-looking statements contained in this prospectus supplement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.
Because these forward-looking statements involve known and unknown risks and uncertainties, a number of which may be beyond the Group’s control, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Among other risks and uncertainties, the material or principal factors which could cause actual results to differ materially from those expressed in the forward-looking statements included in this prospectus supplement are: Unilever’s global brands not meeting consumer preferences; Unilever’s ability to innovate and remain competitive; Unilever’s investment choices in its portfolio management; the effect of climate change on Unilever’s business; Unilever’s ability to find sustainable solutions to its plastic packaging; significant changes or deterioration in customer relationships; the recruitment and retention of talented employees; disruptions in our supply chain and distribution; increases or volatility in the cost of raw materials and commodities; the production of safe and high quality products; secure and reliable IT infrastructure; execution of acquisitions, divestitures and business transformation projects; economic, social and political risks and natural disasters; financial risks; failure to meet high and ethical standards; and managing regulatory, tax and legal matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.
These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by any applicable law or regulation, the Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Group’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Further details of potential risks and uncertainties affecting the Group are described in the Group’s filings with the London Stock Exchange, Euronext Amsterdam and the SEC, including in the Group’s Annual Report on Form 20-F for the year ended December 31, 2023.

UNILEVER GROUP
Unilever PLC
History and Structure of Unilever
Unilever PLC is the sole parent company of the Unilever Group. Unilever PLC was incorporated under the name Lever Brothers Limited in England and Wales in 1894.
Unilever PLC’s shares are traded through its listings on the London Stock Exchange and Euronext Amsterdam, with its securities also traded on the New York Stock Exchange under its American Depositary Share program.
Business of the Unilever Group
Description of Business
The Unilever Group is one of the world’s leading consumer goods companies, making and selling more than 400 brands in over 190 countries. Every day, approximately 3.4 billion people use Unilever’s products to look good, feel good and get more out of life.
The Unilever Group’s vision is to deliver winning performance by being the global leader in sustainable business with a strategy to ensure its purpose-led and future-fit business model drives superior performance, creating long-term value for its stakeholders.
Business Groups and Brands
The Unilever Group currently uses an operating model organized around five distinct Business Groups: Beauty & Wellbeing, Personal Care, Home Care, Nutrition and Ice Cream, as set out below:
•
The Beauty & Wellbeing Business Group, headquartered in the United States, operates in four key categories: hair care, skin care, health and wellbeing (which includes vitamins, minerals and supplements) and Prestige Beauty. Its brands include Sunsilk, Pond’s, Vaseline, Clear, TRESemmé, Liquid I.V. and Carver Korea. The Prestige Beauty brands include Hourglass, Dermalogica, Living Proof, Kate Somerville, Garancia, Tatcha and REN.

•
The Personal Care Business Group, headquartered in London, operates in three key categories: skin cleansing, deodorants and oral care. Dove, Rexona, Lux and Axe are some of the world’s leading Personal Care brands. Other important brands include Signal, Lifebuoy and Closeup.

•
The Home Care Business Group, headquartered in London, operates in four key categories: fabric cleaning, fabric enhancers, home & hygiene and water & air. Its fabric cleaning and fabric enhancer brands include OMO (‘Dirt is Good’), Comfort, Surf, Radiant, Rin, Skip, Love & Care, Love Home & Planet and Seventh Generation. Its home & hygiene products include surface and toilet cleaners as well as dishwashing products, through brands like Cif, Domestos and Sunlight.

•
The Nutrition Business Group, which is headquartered in Rotterdam, offers a wide range of food products across four key categories: “scratch cooking” aids, dressings, beverages and functional nutrition. Its brands include Knorr, Hellmann’s, Horlicks, Marmite and Maille. The Nutrition Business Group also includes The Vegetarian Butcher which makes vegetarian meat products and Unilever Food Solutions, the Unilever Group’s global food service business serving professional chefs and caterers.

•
The Ice Cream Business Group, headquartered in Rotterdam, offers a wide range of ice cream brands, including those sold under the international Heartbrand (e.g. Wall’s), such as Cornetto and Magnum, as well as Ben & Jerry’s, Breyers, Grom and Talenti, among others. The Unilever Group plans to separate its Ice Cream Business Group into a standalone business by the end of 2025 (see additional details below).

The sale of Elida Beauty, whose brands include Caress, TIGI (Bed Head, Cat Walk and S-Factor) and Q-tips cotton swabs, to Yellow Wood Partners LLC was completed on June 1, 2024.

On July 15, 2024, the Unilever Group announced that it had agreed the sale of its water purification business, Pureit, to A.O. Smith with the completion of the sale expected to occur by the end of 2024.
Separation of the Ice Cream Business Group and launch of productivity programme
On March 19, 2024, we announced steps to accelerate our Growth Action Plan through the separation of the Ice Cream Business Group into a standalone business as well as the launch of a major productivity programme.
We believe that the future growth potential of the Ice Cream Business Group will be better delivered under a different ownership structure due to its distinct characteristics as compared with Unilever’s other operating businesses, including a supply chain and point of sale that support frozen goods, a different channel landscape, more seasonality and greater capital intensity. As a standalone, more focused business, the Ice Cream Business Group’s management team will have operational and financial flexibility to grow its business, allocate capital and resources in support of its distinct strategy, including further optimizing its manufacturing and logistics network, and developing wide-reaching, flexible, distribution channels.
Following the separation, the Group will become a simpler, more focused company operating four Business Groups across Beauty & Wellbeing, Personal Care, Home Care and Nutrition, which have complementary routes to market, research and development, manufacturing and distribution systems, across both developed markets and Unilever’s extensive emerging markets footprint. Separation activity is currently in process, with full separation expected to be completed by the end of 2025.
In addition, we have launched a comprehensive productivity programme designed to drive increased focus and faster growth via a leaner and more accountable organization and enabled by investments in technology. We also expect the productivity programme to drive efficiencies through technology-led interventions, process standardization and operational centers of excellence.
Legal Proceedings
The Group is involved from time to time in legal and arbitration proceedings arising in the ordinary course of business.
As previously disclosed, along with other consumer products companies and retail customers, Unilever is involved in a number of ongoing investigations by national competition authorities. These proceedings and investigations are at various stages and concern a variety of product markets. Where specific issues arise, provisions are made to the extent appropriate.
In many markets, there is a high degree of complexity involved in the local tax regimes.
Brazil
During 2004, and in common with many other businesses operating in Brazil, one of our Brazilian subsidiaries received a notice of infringement from the Federal Revenue Service in respect of indirect taxes. The notice alleges that a 2001 reorganization of our local corporate structure was undertaken without a valid business purpose. The 2001 reorganization was comparable with restructurings done by many companies in Brazil. The original dispute was resolved in the courts in the Group’s favor. However, in 2013 a new assessment was raised in respect of a similar matter. Additionally, during the course of 2014 and between 2017 and 2023, other notices of infringement were issued based on the same grounds argued in the previous assessments. The total amount of the tax assessments in respect of this matter as at December 31, 2023, was €3,757 million (2022: €3,292 million). Furthermore, there remains the possibility of material tax assessments related to the same matters for periods not yet assessed. The judicial process in Brazil is likely to take a number of years to conclude.
The Group believes that the likelihood that the tax authorities will ultimately prevail is low, however there can be no guarantee of success in court.
Unilever Capital Corporation
UCC was incorporated under the laws of the State of Delaware on October 7, 1982, for the sole purpose of issuing and selling debt securities and making the net proceeds of such issues available to companies in the Unilever Group. All the common stock of UCC is owned by UNUS. Its registered office is at 1209 Orange Street, Wilmington, Delaware 19801. Its principal place of business is at 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, United States of America (telephone number +1 201 500 9013).
The Directors of UCC are:
Karin Gloistein-Tsokanos
Natalia Cavaliere
Kathryn Farrara
Unilever United States, Inc.
UNUS was incorporated under the laws of the State of Delaware on August 31, 1977. UNUS has its registered office at 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of UNUS is at 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, United States of America (telephone number +1 201 500 9013). UNUS’ principal operating subsidiary is Conopco, Inc., a New York corporation.
Brands
The Unilever Group, including Conopco, Inc., uses an operating model organized around five distinct Business Groups: Beauty & Wellbeing, Personal Care, Home Care, Nutrition and Ice Cream.
•
Beauty & Wellbeing includes the Dove, Nexxus, SheaMoisture, TRESemmé and Vaseline brands as well as the Dermalogica, Paula’s Choice, Nutrafol and Liquid IV brands;

•
Personal Care includes the AXE, Degree and Dove brands;

•
Home Care includes the Seventh Generation brand;

•
Nutrition includes the Lipton, Knorr and Hellmann’s brands; and

•
Ice Cream includes the Ben & Jerry’s, Breyers, Good-Humor, Klondike, Magnum, Popsicle and Talenti brands.

The Directors of UNUS are:
Herrish Patel
Karin Gloistein-Tsokanos

CAPITALIZATION
Capitalization of Unilever
The following table sets forth our consolidated cash and capitalization as of June 30, 2024, on a historical basis and as adjusted to give effect to this offering and the use of net proceeds therefrom as described under “Use of Proceeds.” The historical information in euro in this table has been derived from, and the table should be read in conjunction with, the unaudited condensed consolidated interim financial statements of the Unilever Group for the half year period ended June 30, 2024, and other financial data included elsewhere or incorporated by reference in this prospectus supplement. All information is presented in accordance with IFRS. Please see “Use of Proceeds.”
	As of June 30, 2024
	Historical		As adjusted
	(€ millions)	(US$ millions)(2)	(€ millions)	(US$ millions)(2)
Cash and cash equivalents	4,970	5,323	[•]	[•]
Short-term borrowings(1)	6,797	7,280	6,797	7,280
Long-term borrowings(1)	22,392	23,984	[•]	[•]
Total borrowings	29,189	31,264	[•]	[•]
Total Shareholders’ equity	20,308	21,752	20,308	21,752
Total capitalization	49,497	53,016	[•]	[•]

Notes:
(1)
Total borrowings include bank loans, overdrafts, bonds and other loans. Lease liabilities, derivatives and other financial liabilities of €2,465 million are not included.

(2)
Translation into U.S. dollars is for convenience only and is computed at the Noon Buying Rate on June 28, 2024, of US$1.0711 per euro.

There has been no other material change in the consolidated capitalization of Unilever PLC since June 30, 2024, except as disclosed above.

USE OF PROCEEDS
Our net proceeds from the offering will be approximately $[•] million. We plan to use the net proceeds for general corporate purposes. Our “net proceeds” are the amounts we will receive from the sale of the Notes after deducting estimated underwriting discounts and other offering expenses we will pay.

SELECTED FINANCIAL DATA
Financial record under IFRS
Half-Year ended
June 30, 2024
(€ million)
Consolidated Income Statement
Turnover	31,117
Net profit	4,016
Total Operations:
Basic earnings per share	€1.48
Diluted earnings per share	€1.47
June 30, 2024
(€ million)
Consolidated Balance Sheet
Total assets	79,832
Total equity	23,023

DESCRIPTION OF THE NOTES
The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the guaranteed debt securities set forth in the accompanying prospectus, to which description reference is hereby made. We urge you to read the Indenture and related form of Notes before making your investment decision. Those documents govern your rights as a holder of Notes. See “Where You Can Find More Information About Us.”
Brief Description of the Notes and Guarantees
The Notes will be issued under the Indenture, will be unsecured obligations of UCC and will rank equally with all other unsecured and unsubordinated debt of UCC.
The payment of principal, premium, if any, and interest on the Notes will be guaranteed jointly, severally, fully and unconditionally by Unilever PLC and UNUS.
No sinking fund has been provided for the Notes.
See “Description of Debt Securities and Guarantees” beginning on page 10 in the accompanying prospectus.
Principal, Maturity and Interest
UCC will issue $[•],000,000 aggregate principal amount of [•]% senior notes due 20[•] and $[•],000,000 aggregate principal amount of [•]% senior notes due 20[•]. Unless otherwise redeemed, the 20[•] Notes will mature on August [•], 20[•] (the “20[•] Notes Stated Maturity”) and the 20[•] Notes will mature on August [•], 20[•] (the “20[•] Notes Stated Maturity”, each of the 20[•] Notes Stated Maturity and the 20[•] Notes Stated Maturity being a “Stated Maturity”).
The 20[•] Notes will bear interest at the rate of [•]% per annum from August [•], 2024 or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on February [•] and August [•] of each year, commencing February [•], 2025, to the persons in whose name the 20[•] Notes are registered at the close of business on the related record date, the fifteenth calendar day next preceding such interest payment date.
The 20[•] Notes will bear interest at the rate of [•]% per annum from August [•], 2024 or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on February [•] and August [•] of each year, commencing February [•], 2025, to the persons in whose name the 20[•] Notes are registered at the close of business on the related record date, the fifteenth calendar day next preceding such interest payment date.
Further Issues
UCC may from time to time, without notice to, or the consent of, the registered holders of the Notes, create and issue further securities of each series equal in rank to the applicable series of the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the further notes). The further notes may be consolidated and form a single series with such series of the Notes and have the same term as to status, redemption or otherwise as such Notes; provided, however, that if such further notes are not fungible with the outstanding Notes for U.S. federal income tax purposes, the additional notes will have a CUSIP, ISIN or other identifying number that is different from that of the outstanding Notes.
Redemption
Prior to the applicable Par Call Date (as defined below), UCC may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the

Treasury Rate (as defined below) plus [•] basis points in the case of the 20[•] Notes and [•] basis points in the case of the 20[•] Notes less (b) interest accrued to the redemption date, and
•
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date.
On or after the applicable Par Call Date, UCC may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date.
“Par Call Date” means,
•
with respect to the 20[•] Notes, August [•], 20[•] ([•] month[s] prior to the maturity date of the 20[•] Notes); and

•
with respect to the 20[•] Notes, August [•], 20[•] ([•] month[s] prior to the maturity date of the 20[•] Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by UCC in accordance with the following two paragraphs.
The Treasury Rate shall be determined by UCC after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, UCC shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, UCC shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, UCC shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, UCC shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall not be responsible for calculating the redemption price or any component thereof. UCC’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
In the case of a partial redemption, selection of the Notes for redemption will be made by the Trustee by lot. No Notes of a principal amount of $1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Each series of Notes is also redeemable at the option of UCC, in whole but not in part, at any time at the relevant principal amount thereof plus accrued interest to the redemption date in the event of certain changes in the tax laws of the United States or the United Kingdom after the date of this prospectus supplement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). See “Description of Debt Securities and Guarantees — Redemption of Debt Securities Under Certain Circumstances” in the accompanying prospectus.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
Unless UCC defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Unless otherwise redeemed, the Notes will mature at par on their Stated Maturity.
Notes in Global Form
The Notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or its nominee. UCC will not issue certificated Notes, except in the limited circumstances described below.
Book Entry Procedures for the Global Notes
Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred. DTC, its nominees and their successors may, however, transfer a global note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee. Beneficial interests in a global note will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and its participants.
The Depository Trust Company
DTC is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.
Ownership of Notes through DTC, Clearstream and Euroclear
When you purchase Notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the Notes on DTC’s records. When you actually purchase the Notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the Notes. DTC’s records will show only the identity of the direct participants and the principal amount of the Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
No beneficial owner of an interest in the global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), which are two European international clearing systems similar to DTC. The trustee will wire payments on the Notes to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of each global note for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note.
It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of the Notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or us.
Links have been established among DTC, Clearstream and Euroclear to facilitate the cross-market transfers of the Notes associated with secondary market trading. Holders of Notes may hold their Notes through the accounts maintained by either Euroclear or Clearstream in DTC only if they are participants of such European international clearing system, or indirectly through organizations which are participants in such system. Euroclear and Clearstream will hold omnibus book-entry positions on behalf of their participants through customers’ securities accounts in Euroclear’s or Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear and Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
Transfers of Notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the Notes on its behalf by delivering the Notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant European international clearing systems’ rules and procedures, to the extent received by its depositaries.
All information in this prospectus supplement on DTC, Euroclear and Clearstream is derived from DTC, Euroclear or Clearstream, as the case may be, and reflects the policies of such organizations. These organizations may change these policies without notice.
Definitive Notes
Individual certificates in respect of the Notes will not be issued in exchange for the global notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such global notes upon delivery of such global notes for cancellation.
Payments on any definitive Notes will be made by the trustee directly to holders of such definitive Notes in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the definitive Notes on each interest payment date will be made to holders in whose names the definitive Notes were registered at the close of business on the related record date as set forth under “Principal, Maturity and Interest.” Payments will be made by check, mailed to the address of such holders as they appear on the Note register and, in addition, under the circumstances provided by the Indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any definitive Notes, however, will be made only upon presentation and surrender of such definitive Notes at the office of the paying agent for the Notes.
A definitive Note may be transferred free of charge in whole or in part upon the surrender of the definitive Note to be transferred, together with the completed and executed assignment that appears on the reverse of the definitive Note, at the specified office of any transfer agent. In the case of a permitted transfer of any part of a Note, a new Note in respect of the balance not transferred will be issued to the transferor. Each new definitive Note to be issued upon the transfer of a definitive Note will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new definitive Note to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any definitive Notes within 15 days before the Notes are to be selected for redemption.
Paying Agent
Payments and transfers of the Notes will be made at the respective offices of the paying and transfer agents in New York City.
Notices
Notices to holders of the Notes will be given to the registered holders and will be published by UCC, whether the Notes are in global or definitive form. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.
Replacement Securities
In case of mutilation, destruction, loss or theft of any definitive Note, application for replacement is to be made at the office of the trustee. Any such definitive Note will be replaced by the trustee in compliance with such procedures, and on such terms as to evidence and indemnity, as UCC and the trustee may require and subject to applicable laws. All costs incurred in connection with the replacement of any definitive Note will be borne by the holder of the Note. Mutilated or defaced definitive Notes must be surrendered before new ones will be issued.
Payment of Additional Amounts
If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the United States or the United Kingdom, including any political subdivision or taxing authority of or in any such jurisdiction (respectively, a “United States Tax” or a “United Kingdom Tax”) shall at any time be required in respect of any amounts to be paid by the issuer or a guarantor pursuant to the terms of the debt securities, then, except to the extent that such withholding or deduction is made in respect of sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any agreement entered into pursuant to FATCA, the issuer or the guarantor will pay as additional interest to the holder of a debt security (or to the holder of any coupon appertaining thereto) such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such guaranteed debt security or such guarantee, after such deduction or withholding, shall be not less than such amounts as would have been received by the holder had no such withholding or deduction been required; provided, however, that (1) amounts with respect to United States Tax shall be payable only to a holder that is, for United States tax purposes, a non-resident alien individual, a foreign corporation, or an estate or trust not subject to tax on a net income basis with respect to income on the debt securities (a “United States Alien”), and (2) amounts with respect to United Kingdom Tax shall be payable only to holders that are not resident in the United Kingdom for purposes of its tax, and provided further, that the issuer or guarantor shall not be required to make any payment of Additional Amounts for or on account of:
(a)
any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United Kingdom or the United States (in the case of a United Kingdom Tax or a United States Tax, respectively), or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b)
any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c)
any tax, assessment or other governmental charge which is payable other than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the debt securities or coupons, if any;

(d)
with respect to any United States Tax, any such tax imposed by reason of the holder’s past or present status as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e)
with respect to any United States Tax, any such Tax imposed by reason of such holder’s past or present status as (i) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of UCC or UNUS, or (ii) a controlled foreign corporation that is related to UCC or UNUS through stock ownership;

(f)
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any guaranteed debt security or coupon, if any, if such payment can be made without such withholding by any other paying agent;

(g)
any tax, assessment or other governmental charge which would not have been imposed or withheld if such holder had made a declaration of non-residence or other similar claim for exemption or presented any applicable form or certificate, upon the making or presentation of which that holder would either have been able to avoid such tax, assessment or charge or to obtain a refund of such tax, assessment or charge, including, with respect to any United States Tax, certification or documentation to the effect that such holder or beneficial owner is a United States Alien and lacks other connections with the United States;

(h)
any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a debt security (where presentation is required) or coupon, if any, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later; or

(i)
any combination of items (a), (b), (c), (d), (e), (f), (g) and (h) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security or coupon to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the debt security or coupon.

TAXATION
United States Federal Income Taxation
This section summarizes the material U.S. federal income tax consequences to holders of acquiring, owning and disposing of Notes. However, the discussion is limited in the following ways:
•
The discussion only addresses holders that buy Notes pursuant to this offering for their initial offering price.

•
The discussion only addresses holders that hold Notes as capital assets (that is, for investment purposes), and that do not have a special tax status.

•
The discussion does not address tax consequences that depend upon a holder’s particular tax situation in addition to its ownership of Notes. In particular, this discussion does not apply to holders that are subject to special tax rules, such as:

•
financial institutions;

•
insurance companies;

•
individual retirement accounts or other tax-deferred accounts;

•
dealers or traders in securities or currencies;

•
tax-exempt entities;

•
regulated investment companies;

•
U.S. expatriates;

•
persons that have ceased to be U.S. citizens or lawful permanent residents of the United States;

•
holders that will hold the Notes as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

•
entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners in such partnerships;

•
holders that own (directly, indirectly or by attribution) 10% or more of the total combined voting power or value of all classes of stock of either UCC or UNUS or that are treated as members of an “expanded group” that includes the issuer for purposes of Section 385 of the Internal Revenue Code of 1986, as amended (the “Code”);

•
investors that hold the Notes in connection with a trade or business outside of the United States; and

•
U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar.

•
This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

•
The discussion does not address state, local or non-U.S. tax law.

•
The discussion does not address consequences under the alternative minimum tax or net investment income tax, or special rules for the taxable year of inclusion for accrual basis taxpayers under Section 451(b) of the Code, or U.S. federal tax laws other than U.S. federal income tax laws.

We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”) on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in an entity or arrangement treated as a partnership for

U.S. federal income tax purposes, we suggest that you consult your tax adviser concerning the U.S. federal income tax treatment of an investment in the Notes.
If you are considering buying Notes, we suggest that you consult your tax adviser about the tax consequences of holding the Notes in your particular situation.
Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of Notes that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax without regard to its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

Interest.   If you are a cash method taxpayer (including most individual holders), you generally will report interest (including any tax withheld from interest payments and any Additional Amounts paid in respect of such tax withheld) on the Notes in your income as ordinary income when you receive it. If you are an accrual method taxpayer, you generally will report interest (including any tax withheld from interest payments and any Additional Amounts paid in respect of such tax withheld) on the Notes in your income as ordinary income as it accrues.
Sale, Retirement or Other Disposition of Notes.   On your sale, retirement or other disposition of your Note, you will have taxable gain or loss equal to the difference between the amount received by you and your adjusted tax basis in the Note. Your adjusted tax basis in the Note generally is your cost, subject to certain adjustments. Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the Note for more than one year. Deductibility of capital losses is subject to limitations.
If you sell the Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.
Payments by Guarantors.   A payment on a Note made by a guarantor generally will be treated in the same manner as if made directly by UCC.
Information Reporting and Backup Withholding.   Under U.S. tax rules concerning information reporting to the IRS, assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on Form 1099 concerning interest and sale, retirement or other disposition proceeds on your Notes, unless an exemption applies. Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.
If you are subject to these requirements but do not comply, the intermediary must withhold on all amounts payable to you on the Notes (including principal payments) or the proceeds from the sale, retirement or other disposition of the Notes. This is called “backup withholding”. Backup withholding is not an additional tax. If the intermediary withholds payments, you may use the withheld amount as a credit against your U.S. federal income tax liability and you may be entitled to a refund of such amounts. All individuals are subject to these requirements. Some holders, including all corporations, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders
This section applies to you if you are a non-U.S. Holder. You are a “non-U.S. Holder” if you are a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Holder.
You are not a non-U.S. Holder if you are a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition of the Notes, if you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, or if you are a former citizen or former resident of the United States. In any such case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of a Note.
Payments on the Notes.   Subject to the discussion below concerning effectively connected income, backup withholding and FATCA withholding, payments of interest on the Notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that:
•
you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•
you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•
you certify on a properly executed applicable IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that you are not a United States person.

If you fail to satisfy all of these requirements and interest on the Notes is not exempt from withholding tax because it is effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the Notes generally will be subject to withholding tax at a rate of 30%, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption or reduction in withholding under the benefit of an applicable income tax treaty.
Sale, Retirement or Other Disposition of Notes.   Subject to the discussions below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on gain realized on a sale, retirement or other disposition of Notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below.
Effectively Connected Income.   If interest or gain on a Note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. We suggest that you consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a foreign corporation engaged in a trade or business in the United States.
Information Reporting and Backup Withholding.   Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, retirement or other disposition of a Note. You may be subject to backup withholding on payments on the Notes or on the proceeds from a sale, retirement or other disposition of the Notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above under “— Payments on the Notes” or “— Effectively Connected Income” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding
Certain provisions of U.S. law, commonly referred to as FATCA, impose a 30% withholding tax on certain U.S. source payments to certain non-U.S. persons that fail to meet certain certification, reporting or related requirements. These rules generally apply to interest (including any tax withheld from interest and any Additional Amounts paid in respect of such tax withheld) made on the Notes. Additionally, the U.S. Treasury Department has issued proposed regulations that eliminate FATCA withholding on payments of gross proceeds from the disposition of assets that can produce U.S. source interest. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. An intergovernmental agreement between the United States and an applicable non-U.S. jurisdiction may modify the application of FATCA to you. If any amounts are deducted or withheld from payments made on or with respect to Notes as a result of FATCA, there will be no additional amounts paid in respect of such deduction or withholding. If any FATCA withholding is imposed on you, you generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. We suggest you consult with your tax adviser regarding the implications of FATCA on an investment in the Notes.
Taxation in the United Kingdom
The comments in this part are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice (which may not be binding on HM Revenue & Customs). Save as expressly stated, they assume that neither interest (as that term is understood for United Kingdom tax purposes) on the Notes nor payments in respect of the guarantee (other than any payments made by Unilever PLC) have a United Kingdom source. Whether or not payments have a United Kingdom source is a question of fact and depends on a number of different factors, and the position is not always clear.
Nevertheless, UCC does not expect interest on the Notes to have a United Kingdom source, in particular on the basis (i) that neither UCC nor UNUS is resident in the United Kingdom, or is party to the Notes or guarantee (as applicable) for the purposes of a trade carried on through a permanent establishment in the United Kingdom, and (ii) that none of the assets of UCC or UNUS from which the interest is paid, the place of entry into or performance of the Notes, any security for the debt, the method of payment under the Notes or the competent jurisdiction for legal action are located in or have any connection with the United Kingdom, and that no other nexus with the United Kingdom results in either interest on the Notes or payments in respect of the guarantee (other than any payments made by Unilever PLC) having a United Kingdom source. The comments do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of persons who hold their Notes as investments (regardless of whether the holder also carries on a trade, profession or vocation through a permanent establishment, branch or agency to which the Notes are attributable) and are the absolute beneficial owners thereof. In particular, if a holder of Notes is holding its Notes via a depositary receipt system or clearance service, such holder of Notes may not always be the beneficial owner thereof. Certain classes of persons such as dealers, certain professional investors, or persons connected with UCC or UNUS may be subject to special rules and this summary does not apply to such holders. This part does not deal with any United Kingdom taxation implications except those set out in the comments below. The tax treatment of a particular holder of Notes will depend on that holder’s individual circumstances and may be subject to change in the future.
If whether or not the payments have a United Kingdom source for United Kingdom tax purposes is relevant to the tax position of holders of Notes, then they should seek their own professional advice. Holders of Notes who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should also seek their own professional advice. In particular, holders of Notes should be aware that the taxation rules, regulations, codes, laws and edicts of any jurisdiction where they are resident or otherwise subject to taxation (as well as the jurisdiction discussed below) may have an impact on the tax consequences of an investment in the Notes including in respect of any income received from the Notes.
Payments by UCC or UNUS.   On the basis that such payments do not have a United Kingdom source, neither UCC nor UNUS would be required to deduct or withhold an amount for or on account of United

Kingdom income tax when making any payment of interest on the Notes or in respect of the guarantees by UCC or UNUS, as the case may be.
Payments by Unilever PLC.   The United Kingdom withholding tax treatment of payments by Unilever PLC as guarantor under the terms of the guaranteed debt securities in respect of interest on the Notes (or other amounts due under the Notes other than the repayment of amounts subscribed for the Notes) is uncertain. Accordingly, if Unilever PLC makes any such payments, these may be subject to United Kingdom withholding tax at the basic rate (currently 20%).

UNDERWRITING
BNP Paribas Securities Corp., BofA Securities, Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC are acting as joint bookrunning managers of the offering and as representatives of the underwriters named below (the “Underwriters”).
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each Underwriter named below has severally agreed to purchase, and UCC has agreed to sell to that Underwriter, the principal amount of Notes set forth opposite the Underwriter’s name.
	20[•] Notes Principal Amount		20[•] Notes Principal Amount
Underwriter
BNP Paribas Securities Corp.	$	[•]	$	[•]
BofA Securities, Inc.	$	[•]	$	[•]
HSBC Securities (USA) Inc.	$	[•]	$	[•]
Morgan Stanley & Co. LLC	$	[•]	$	[•]
Total	$	[•],000,000	$	[•],000,000
The underwriting agreement provides that the obligations of the Underwriters to purchase the Notes are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all the Notes if they purchase any of the Notes.
UCC estimates that its total expenses for this offering will be US$[•]. The Underwriters have agreed to reimburse expenses and certain related amounts payable by UCC in connection with this offering in the amount of US$[•].
UCC, Unilever PLC and UNUS have agreed jointly and severally to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
Discounts
The Underwriters propose to offer the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering of the Notes to the public, the representatives may change the public offering prices. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts that UCC is to pay to the Underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).
Paid by UCC
Per 20[•] Note	[•]%
Per 20[•] Note	[•]%
Price Stabilization and Short Positions
In connection with the offering, the representatives, on behalf of the Underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the Underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Underwriters may conduct these transactions in the over-the-counter market or otherwise. If the Underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.
The Underwriters have performed corporate banking, investment banking and advisory services for the Unilever Group from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Unilever Group in the ordinary course of their business. In addition, affiliates of the Underwriters have from time to time provided credit and entered into lending transactions with the Unilever Group for which they have received customary fees and expenses and may, from time to time, do so in the ordinary course of their business.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Unilever Group (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Unilever Group. If any of the Underwriters or their respective affiliates have a lending relationship with the Unilever Group, certain of those Underwriters or their respective affiliates routinely hedge, and certain other of those Underwriters or their respective affiliates may hedge, their credit exposure to the Unilever Group consistent with their customary risk management policies. Typically, these Underwriters and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in the securities of the Unilever Group, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Pre-issue trades settlement
It is expected that delivery of the Notes will be made against payment therefor on August [•], 2024, the third business day following the date of pricing (such settlement being referred to as “T+3”). Under Rule 15c6-l under the Exchange Act, trades in the United States secondary market generally are required to settle in one business day (“T+1”), unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade Notes in the United States on the date of pricing will be required, by virtue of the fact the Notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Settlement procedures in other countries may vary and purchasers of Notes may be affected by such local settlement practices. Purchasers of Notes who wish to trade the Notes on the date of pricing should consult their own adviser.

Selling Restrictions
Each of the Underwriters will not offer, sell or deliver any of the Notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and will not impose any obligations on the Company except as set forth in the underwriting agreement.
Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 – 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 – 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 – 105 Underwriting Conflicts (NI 33 – 105), the underwriters are not required to comply with the disclosure requirements of NI 33 – 105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to EEA Retail Investors
Each of the Underwriters has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom
Prohibition of sales to UK retail investors
Each of the Underwriters has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the UK. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA;

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2 of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA;

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other regulatory restrictions
Each Underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Hong Kong
The Notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO.
No person may issue or have in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The Notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, the Notes may not be offered or sold or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland
The offering of the Notes in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering in Switzerland is made to professional clients within the meaning of the FinSA only and the Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.
Taiwan
The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.
The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the Notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS
The validity of the Notes offered in this prospectus supplement will be passed upon for Unilever by Linklaters LLP, One Silk Street, London, United Kingdom EC2Y 8HQ, including with respect to certain matters of New York and English law. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Allen Overy Shearman Sterling US LLP, One Bishops Square, London, E1 6AD, United Kingdom.

EXPERTS
The consolidated financial statements of Unilever PLC as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.
The audit report covering the consolidated financial statements of Unilever PLC as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023 contains an explanatory paragraph that states that Unilever PLC acquired Zywie Ventures Private Limited (“OZiva”) and Yasso Holdings, Inc. (“Yasso”) during 2023, and management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, OZiva’s and Yasso’s internal control over financial reporting associated with 1.09% of total assets and 0.14% of the total turnover included in the consolidated financial statements of Unilever PLC as of and for the year ended December 31, 2023. The audit of internal control over financial reporting of Unilever PLC by KPMG LLP as of December 31, 2023, also excluded an evaluation of the internal control over financial reporting of OZiva and Yasso.

PROSPECTUS
Unilever Capital Corporation
Unilever Finance Netherlands B.V.
Guaranteed Debt Securities
Payment of Principal, Premium, if any, and Interest, if any, Guaranteed Jointly, Severally, Fully and Unconditionally by
Unilever United States, Inc.
and Unilever PLC
From time to time, we may sell guaranteed debt securities on terms we will determine at the times we sell the guaranteed debt securities. When we decide to sell a particular series of guaranteed debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the guaranteed debt securities we are offering. Payment of principal, premium, if any, and interest, if any, with respect to the guaranteed debt securities will be guaranteed by Unilever United States, Inc. (“UNUS”) and Unilever PLC. At the option of Unilever Capital Corporation (“UCC”) or Unilever Finance Netherlands B.V. (“UFN”), as the case may be, any series of the guaranteed debt securities and the guarantees on such series may be subordinated to all Senior Debt of the issuer and guarantors of such series and/or may be convertible into Ordinary Shares, par value 3 1∕9 pence each, of Unilever PLC.
We may sell the guaranteed debt securities directly, through agents, through underwriters or dealers, or through a combination of such methods. If we elect to use agents, underwriters or dealers in any offering of guaranteed debt securities, we will disclose their names and the nature of our arrangements with them in the prospectus supplement we prepare for such offering. Our net proceeds from such sale will also be set forth in the prospectus supplement we prepare for such offering.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is July 26, 2023

Unilever PLC and its group companies are together referred to in this prospectus as “Unilever”, the “Unilever Group”, “we”, “us” or the “Group”. For such purposes “group companies” means, in relation to Unilever PLC, those companies required to be consolidated in accordance with United Kingdom legislative requirements relating to consolidated accounts. Unilever PLC and its group companies together constitute a single group for the purpose of meeting those requirements.
In this prospectus references to “U.S.$”, “U.S. Dollars” and “United States Dollars” are to the lawful currency of the United States of America, references to “£” and “pounds sterling” are to the lawful currency of the United Kingdom, references to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

i

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
Unilever PLC is a company incorporated under the laws of and registered in England and Wales. Most of the directors of Unilever PLC and certain of the experts named in this prospectus are residents of the United Kingdom or other countries and all or a substantial portion of their respective assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Unilever PLC or such persons with respect to matters arising under the Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the Federal securities laws. Unilever PLC has been advised by its English counsel, Linklaters LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the Federal securities laws. Unilever PLC has consented to service of process in New York City for claims based upon the Indenture, the debt securities and the guarantees described under “Description of Debt Securities and Guarantees.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
Unilever PLC files annual reports with and furnishes other information to the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K we furnish to the SEC which so provides, until our offering is completed (Unilever PLC’s file number with the SEC is 1-4546).
(a)
Unilever PLC’s Annual Report on Form 20-F for the year ended December 31, 2022; and

(b)
Unilever PLC’s Reports on Form 6-K furnished to the Securities and Exchange Commission on March 17, 2023 (Share Buy-Back Programme — Commencement of Third Tranche), April 5, 2023 (Stock Exchange Announcements), May 2, 2023 (Stock exchange announcements), May 3, 2023 (Results of Annual General Meeting), May 3, 2023 (Confirmation of Board Committee Membership), May 30, 2023 (Unilever Announces Change to Board of Unilever PLC), June 1, 2023 (Stock Exchange Announcements) and July 26, 2023 (Half Year 2023 Results Announcement).

You may request a paper copy of these filings, at no cost, by writing to or telephoning us at the following address:
Vice President-Finance
Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
(855) 983 7830

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This prospectus may contain forward-looking statements, including ‘forward-looking statements’ within the meaning of the United States Private Securities Litigation Reform Act of 1995. Words such as “will”, “aim”, “expects”, “anticipates”, “intends”, “looks”, “believes”, “vision”, or the negative of these terms and other similar expressions of future performance or results, and their negatives, are intended to identify such forward-looking statements. Forward-looking statements also include, but are not limited to, statements and information regarding the Group’s emissions reduction targets and other climate change related matters (including actions, potential impacts and risks associated therewith). These forward-looking statements are based upon current expectations and assumptions regarding anticipated developments and other factors affecting the Group. They are not historical facts, nor are they guarantees of future performance or outcomes.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Among other risks and uncertainties, the material or principal factors which could cause actual results to differ materially are: Unilever’s global brands not meeting consumer preferences; Unilever’s ability to innovate and remain competitive; Unilever’s investment choices in its portfolio management; the effect of climate change on Unilever’s business; Unilever’s ability to find sustainable solutions to its plastic packaging; significant changes or deterioration in customer relationships; the recruitment and retention of talented employees; disruptions in our supply chain and distribution; increases or volatility in the cost of raw materials and commodities; the production of safe and high quality products; secure and reliable IT infrastructure; execution of acquisitions, divestitures and business transformation projects; economic, social and political risks and natural disasters; financial risks; failure to meet high and ethical standards; and managing regulatory, tax and legal matters. A number of these risks have increased as a result of the current Russia-Ukraine war. These forward-looking statements speak only as of the date of this prospectus.
Except as required by any applicable law or regulation, the Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Group’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Further details of potential risks and uncertainties affecting the Group are described in the Group’s filings with the London Stock Exchange, Euronext Amsterdam and the Securities and Exchange Commission, including in the Annual Report on Form 20-F for the year ended December 31, 2022 and the Unilever Annual Report and Accounts 2022.

UNILEVER GROUP
Unilever PLC
History and Structure of Unilever
Following the implementation of the cross-border merger between Unilever PLC and Unilever N.V. on November 29, 2020 (“Unification”), Unilever PLC is the single parent company of the Unilever Group.
From its formation in 1930 until Unification, the Unilever Group operated under a dual-headed legal structure with two parent companies: Unilever N.V., which was incorporated under the name Naamlooze Vennootschap Margarine Unie in The Netherlands in 1927, and Unilever PLC, which was incorporated under the name Lever Brothers Limited in England and Wales in 1894. During this time, together with their group companies, Unilever N.V. and Unilever PLC operated as nearly as practicable as a single economic entity.
On November 29, 2020, following approval of the shareholders of each of Unilever N.V. and Unilever PLC, the Unilever Group completed the Unification of its dual-parent legal structure. Unification did not change the composition of our Board of Directors or our governance framework, and our Board of Directors continues to delegate a number of its authorities pursuant to the Governance of Unilever.
Unilever PLC’s shares are traded through its listings on the London Stock Exchange and Euronext Amsterdam, with its securities also traded on the New York Stock Exchange under its American Depositary Share program.
Business of the Unilever Group
Description of Business
The Unilever Group is one of the world’s leading consumer goods companies, making and selling more than 400 brands in over 190 countries. Every day, approximately 3.4 billion people use Unilever’s products to look good, feel good and get more out of life.
The Unilever Group’s vision is to deliver winning performance by being the global leader in sustainable business with a strategy to ensure its purpose-led and future-fit business model drives superior performance, creating long-term value for its stakeholders.
Business Groups and Brands
The Unilever Group uses an operating model organised around five distinct Business Groups: Beauty & Wellbeing, Personal Care, Home Care, Nutrition and Ice Cream, as set out below:
•
The Beauty & Wellbeing Business Group, headquartered in the United States operates in four key categories: hair care, skin care, health and wellbeing (which includes vitamins, minerals and supplements) and Prestige Beauty. Its brands include Sunsilk, Pond’s, Vaseline, Clear, TRESemmé, Liquid I.V. and Carver Korea. The Prestige Beauty brands include Hourglass, Dermalogica, Living Proof, Kate Somerville, Garancia, Tatcha and REN.

•
The Personal Care Business Group, headquartered in London, operates in three key categories: skin cleansing, deodorants and oral care, as well as Dollar Shave Club and Elida Beauty, which re-founds iconic beauty brands for today’s generation. Dove, Rexona, Lux, and Axe are some of the world’s leading Personal Care brands. Other important brands include Signal, Lifebuoy and Closeup. Elida Beauty brands include Caress, TIGI (Bed Head, Cat Walk and S-Factor) and Q-tips cotton swabs.

•
The Home Care Business Group, headquartered in London, operates in four key categories: fabric cleaning, fabric enhancers, home & hygiene and water & air. Its fabric cleaning and fabric enhancer brands include OMO (‘Dirt is Good’), Comfort, Surf, Radiant, Rin, Skip, Love & Care, Love Home & Planet and Seventh Generation. Its home & hygiene products include surface and toilet cleaners as well as dishwashing products, through brands like Cif, Domestos and Sunlight. Home Care also produces water and air purification products, through its Pureit, Truliva and Blueair brands.

•
The Nutrition Business Group, which is headquartered in Rotterdam, offers a wide range of food products across four key categories: “scratch cooking” aids, dressings, beverages and functional nutrition. Its brands include Knorr, Hellmann’s, Horlicks, Marmite and Maille. The Nutrition Business Group also includes The Vegetarian Butcher which makes vegetarian meat products and Unilever Food Solutions, the Unilever Group’s global food service business serving professional chefs and caterers.

•
The Ice Cream Business Group, headquartered in Rotterdam, offers a wide range of ice cream brands, including those sold under the international Heartbrand (e.g. Wall’s), such as Cornetto and Magnum, as well as Ben & Jerry’s, Breyers, Grom and Talenti, amongst others.

On May 1, 2023, the Unilever Group completed the sale of its Suave brand in North America to Yellow Wood Partners LLC. The Suave beauty and personal care brand includes hair care, skin care, skin cleansing and deodorant products.
Legal Proceedings
The Group is involved from time to time in legal and arbitration proceedings arising in the ordinary course of business.
As previously disclosed, along with other consumer products companies and retail customers, Unilever is involved in a number of ongoing investigations by national competition authorities. These proceedings and investigations are at various stages and concern a variety of product markets. Where specific issues arise, provisions are made to the extent appropriate.
In many markets, there is a high degree of complexity involved in the local tax regimes.
Brazil
During 2004, and in common with many other businesses operating in Brazil, one of our Brazilian subsidiaries received a notice of infringement from the Federal Revenue Service in respect of indirect taxes. The notice alleges that a 2001 reorganization of our local corporate structure was undertaken without a valid business purpose. The 2001 reorganization was comparable with restructurings done by many companies in Brazil. The original dispute was resolved in the courts in the Group’s favor. However, in 2013 a new assessment was raised in respect of a similar matter. Additionally, during the course of 2014 and between 2017 and 2022, other notices of infringement were issued based on the same grounds argued in the previous assessments. The total amount of the tax assessments in respect of this matter as at December 31, 2022 was €3,292 million (2021: €2,549 million). The judicial process in Brazil is likely to take a number of years to conclude.
The Group believes that the likelihood that the tax authorities will ultimately prevail is low, however there can be no guarantee of success in court.

UNILEVER CAPITAL CORPORATION
UCC was incorporated under the laws of the State of Delaware on October 7, 1982 for the sole purpose of issuing and selling debt securities and making the net proceeds of such issues available to companies in the Unilever Group. All the common stock of UCC is owned by UNUS. Its registered office is at 1209 Orange Street, Wilmington, Delaware 19801. Its principal place of business is at 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, United States of America (telephone number (855) 983 7830).
The Directors of UCC are:
Karin Gloistein-Tsokanos	Vice President — Finance, Chief Financial Officer and Treasurer
Natalia Cavaliere	Vice President and Assistant Secretary
David Schwartz	Vice President, General Counsel and Secretary
The business address of all of Directors of UCC is 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Each of the Directors of UCC is a full-time employee within the Unilever Group. UCC has no subsidiaries.

UNILEVER FINANCE NETHERLANDS B.V.
UFN was incorporated in The Netherlands on November 26, 2020 under Dutch Trade Registered Number 81003889, inter alia for the purpose of issuing and selling debt securities and making the net proceeds of such issues available to companies in the Unilever Group. All the share capital of UFN is owned by Unilever PLC. Its registered office and principal place of business is at Weena 455, 3013 AL Rotterdam, The Netherlands.
The Directors of UFN are:
Johanna Hyttinen	Executive Director
Sebastiaan de Buck	Executive Director
Margot Fransen	Executive Director
Herman Post	Non-executive Director
Joost Folkers	Non-executive Director
The business address of all the Directors of UFN is Unilever House, Weena 455, 3013 AL Rotterdam, The Netherlands, except for Joost Folkers, whose business address is Hofplein 19, 3032 AC Rotterdam, The Netherlands. Each of the Directors of UFN is a full-time employee within the Unilever Group. UFN has no subsidiaries.

UNILEVER UNITED STATES, INC.
UNUS was incorporated under the laws of the State of Delaware, United States of America, on August 31, 1977. UNUS has its registered office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America. The principal place of business of UNUS is at 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, United States of America (telephone number (855) 983 7830).
UNUS’ principal operating subsidiary is Conopco, Inc., a New York corporation. The Unilever Group, including Conopco, Inc., uses an operating model organized around five distinct business groups: Beauty & Wellbeing, Personal Care, Home Care, Nutrition and Ice Cream.
Brands
Beauty & Wellbeing includes hair care and skin care products, Unilever Prestige and vitamins, minerals and supplements. Major brands include Dove, Living Proof, Nexxus, TRESemmé, SheaMoisture, Vaseline, Dermalogica, Murad, Paula’s Choice, Tatcha, Liquid I.V., Nutrafol, Olly, Onnit and SmartyPants.
Personal Care includes skin cleansing, deodorant and oral care products. Major brands include AXE, Caress, Degree, Dove, Q-tips and Tigi.
Home Care products include fabric cleaning, fabric enhancers, and home and hygiene under the major brand Seventh Generation.
Nutrition products include Lipton soups; Knorr bouillons, gravies, sauces and side dishes; and Hellmann’s (and Sir Kensington’s) mayonnaise and dressings.
Ice Cream products include Ben & Jerry’s, Breyers, Good-Humor, Klondike, Magnum, Popsicle and Talenti ice creams and frozen novelties.
The Directors of UNUS are:
Esi Eggleston Bracey	President
Karin Gloistein-Tsokanos	Vice President — Finance, Chief Financial Officer and Treasurer
The business address of all the Directors of UNUS is 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Each of the Directors of UNUS is a full-time employee within the Unilever Group.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the guaranteed debt securities for general purposes of the Unilever Group, including, but not limited to, acquisitions and to meet maturities of outstanding borrowings. The guaranteed debt securities will be offered pursuant to the Unilever Group’s policy of diversifying the sources of international capital available to it and the maturities of such capital.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The guaranteed debt securities will be issued by either UCC or UFN, as the case may be, under an amended and restated indenture dated as of July 26, 2023 (the “Indenture”) between UCC, UFN, Unilever PLC, UNUS, and The Bank of New York Mellon, as Trustee. The Indenture does not limit the amount of debt securities that we may issue. We have summarized selected provisions of the Indenture and the guaranteed debt securities below. This summary is not complete. We have filed the form of the Indenture with the SEC as an exhibit to the Registration Statement of which this prospectus is a part, and you should read the Indenture for provisions that may be important to you.
General
The guaranteed debt securities will rank equally with all other unsecured and unsubordinated debt, unless the prospectus supplement states otherwise. The guarantees of Unilever PLC and UNUS will rank equally with all unsecured and unsubordinated debt of Unilever PLC and UNUS, unless the prospectus supplement states otherwise.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
(a)
the issuer of the guaranteed debt securities (either UFN or UCC);

(b)
the title of the guaranteed debt securities;

(c)
the total principal amount of the guaranteed debt securities;

(d)
the date or dates on which the principal of and any premium on the guaranteed debt securities will be payable;

(e)
any interest rate (which may be a floating rate), the date from which interest will accrue, interest payment dates and record dates for interest payments;

(f)
whether the guaranteed debt securities shall be subordinated to the Senior Debt of the issuer;

(g)
any provisions that would obligate us to redeem, purchase or repay guaranteed debt securities;

(h)
the denominations in which we will issue the guaranteed debt securities;

(i)
whether payments on the guaranteed debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

(j)
any changes or additions to the events of default or covenants described in this prospectus;

(k)
any terms for the conversion or exchange of the guaranteed debt securities for Ordinary Shares of Unilever PLC or other securities of Unilever Group companies or any other entity; and

(l)
any other terms of the guaranteed debt securities.

Unless otherwise stated in the related prospectus supplement, the principal of and the premium on, if any, and interest on, if any, registered guaranteed debt securities will be payable and such guaranteed debt securities will be transferable at the corporate trust office in the City of New York of the Trustee, provided that payment of interest, if any, may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. In the case of bearer guaranteed debt securities, principal, premium, if any, and interest, if any, will be payable at such place or places outside the United States designated in the related prospectus supplement. The guarantees are joint, several, full and unconditional.
Unless otherwise indicated in the related prospectus supplement, we will issue the guaranteed debt securities only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any transfer or exchange of the guaranteed debt securities, but UCC or UFN, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
We may sell the guaranteed debt securities at a discount (which may be substantial) below their stated principal amount. The guaranteed debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.
If we sell any of the guaranteed debt securities for any foreign currency or currency unit or if payments on the guaranteed debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, specific terms and other information relating to those guaranteed debt securities and the foreign currency or currency unit.
Guarantees
Unilever PLC and UNUS will jointly, severally, fully and unconditionally guarantee the due and punctual payment of the principal of and premium on, if any, and interest on, if any, and the due and punctual payment of the sinking fund or analogous payments, if any, with respect to the guaranteed debt securities when and as they shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise.
Interest on Floating Rate Debt Securities
We may issue floating rate debt securities bearing interest based on other interest rates as may be described in the applicable prospectus supplement.
Payment of Additional Amounts
If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the United Kingdom, The Netherlands, or (if the prospectus supplement so states) the United States, including any political subdivision or taxing authority of or in any such jurisdiction (respectively, a “United Kingdom Tax”, a “Netherlands Tax”, or a “United States Tax”) shall at any time be required in respect of any amounts to be paid by the issuer or a guarantor pursuant to the terms of the debt securities, the issuer or the guarantor will pay as additional interest to the holder of a debt security (or to the holder of any coupon appertaining thereto) such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such guaranteed debt security or such guarantee, after such deduction or withholding, shall be not less than such amounts as would have been received by the holder had no such withholding or deduction been required; provided, however, that (a) amounts with respect to United Kingdom Tax shall be payable only to holders that are not resident in the United Kingdom for purposes of its tax, (b) amounts with respect to Netherlands Tax shall be payable only to holders that are not resident in The Netherlands for purposes of its tax, and (c) amounts with respect to United States Tax shall be payable only to a holder that is, for United States tax purposes, a non resident alien individual, a foreign corporation, or an estate or trust not subject to tax on a net income basis with respect to income on the debt securities (a “United States Alien”), and provided further, that the issuer or guarantor shall not be required to make any payment of Additional Amounts for or on account of:
(a)
any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United Kingdom, The Netherlands, or the United States (in the case of a United Kingdom Tax, a Netherlands Tax, or a United States Tax, respectively), or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b)
any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c)
any tax, assessment or other governmental charge which is payable other than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the debt securities or coupons, if any;

(d)
with respect to any United States Tax, any such tax imposed by reason of the holder’s past or present status as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e)
with respect to any United States Tax, any such Tax imposed by reason of such holder’s past or present status as (i) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of UCC or UNUS, or (ii) a controlled foreign corporation that is related to UCC or UNUS through stock ownership;

(f)
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any guaranteed debt security or coupon, if any, if such payment can be made without such withholding by any other paying agent;

(g)
any tax, assessment or other governmental charge which would not have been imposed or withheld if such holder had made a declaration of nonresidence or other similar claim for exemption or presented any applicable form or certificate, upon the making or presentation of which that holder would either have been able to avoid such tax, assessment or charge or to obtain a refund of such tax, assessment or charge, including, with respect to any United States Tax, certification or documentation to the effect that such holder or beneficial owner is a United States Alien and lacks other connections with the United States;

(h)
any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a debt security (where presentation is required) or coupon, if any, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later; or

(i)
any taxes imposed or withheld pursuant to the Netherlands Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(j)
any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security or coupon to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the debt security or coupon.
Redemption of Debt Securities Under Certain Circumstances
The issuer, and any guarantor, may redeem each series of guaranteed debt securities in whole but not in part at any time (except in the case of guaranteed debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), on giving not less than 30 nor more than 60 days’ notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if,
(i)
the issuer or any guarantor of such series of guaranteed debt securities determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom, The Netherlands or the United States (or of any political subdivision or taxing authority of or in any such jurisdiction), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the guaranteed debt securities of such series,
(a)
the issuer or the guarantor would be required to pay Additional Amounts (as described under “Payment of Additional Amounts” above) with respect to such series of guaranteed debt securities on the next succeeding interest payment date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the issuer or the applicable guarantor, as the case may be, or

(b)
United Kingdom or Netherlands withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the issuer directly from a guarantor (or any affiliate of the issuer or any guarantor) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the issuer or the guarantor (or any affiliate of the issuer or any guarantor), or

(ii)
the issuer or any guarantor determines, based upon an opinion of independent counsel of recognized standing to the issuer or the applicable guarantor, as the case may be, that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in the United Kingdom, The Netherlands or the United States (or of any political subdivision or taxing authority of or in any such jurisdiction) (whether or not such action was taken or brought with respect to the issuer or the applicable guarantor), which action is taken or brought on or after the issue date or such other date specified in the guaranteed debt securities of such series, there is a substantial probability that the circumstances described in clause (i)(a) or (i)(b) would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the issuer or the applicable guarantor would be obligated to pay such Additional Amounts. The issuer or the guarantor, as the case may be, will also pay to each holder, or make available for payment to each such holder, on the redemption date any Additional Amounts resulting from the payment of such redemption price.

Prior to the publication of any notice of redemption pursuant to this provision, the issuer or the applicable guarantor shall deliver to the Trustee (i) a certificate signed by a duly authorized officer of UCC or UFN, as the case may be, or the applicable guarantor stating that it is entitled to effect a redemption described in clause (i) of the preceding paragraph and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred or (ii) an opinion of independent legal counsel of recognized standing to the effect that the conditions specified in clause (ii) of the preceding paragraph have been satisfied. Such notice, once delivered to the Trustee, will be irrevocable.
Limitation on Liens
The Indenture provides that Unilever PLC will not, nor will it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any indebtedness for money borrowed (“debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance (a “mortgage” or “mortgages”) on any Principal Property (as defined below) or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any debt that the guarantees shall be secured equally and ratably with (or prior to) the debt. These restrictions, however, shall not apply to debt secured by (and there shall be excluded from debt in any computation under this limitation):
(i)
mortgages on property, shares of stock or indebtedness of any corporation, which mortgages are existing at the time such corporation becomes a Restricted Subsidiary;

(ii)
mortgages on property, which mortgages are existing at the time of the acquisition of such property, and certain mortgages on property to finance the acquisition thereof;

(iii)
mortgages on property to secure debt incurred to finance all or part of the cost of construction, alteration, or repair of, or improvements to, all or any part of such property;

(iv)
mortgages securing debt owing to any guarantor or any Restricted Subsidiary by any Restricted Subsidiary or any guarantor;

(v)
mortgages on assets held by banks to secure amounts due to such banks in the ordinary course of business and certain statutory and other mortgages incurred in the ordinary course of business or imposed by law;

(vi)
mortgages on property in favor of the United Kingdom, Canada, the United States or The Netherlands or any political subdivision of any thereof, or any department, agency or other instrumentality of any thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute;

(vii)
mortgages existing at the date of the execution of the Indenture;

(viii)
mortgages incurred in connection with engaging in leveraged or single investor lease transactions;

(ix)
mortgages on property, shares of stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated or amalgamated with Unilever PLC or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Unilever PLC or a Restricted Subsidiary;

(x)
mortgages on property incurred or assumed in connection with the issuance of revenue bonds, the interest on which is exempt from United States Federal income taxation pursuant to Section 103 of the United States Internal Revenue Code, as amended from time to time; and

(xi)
extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) through (x) inclusive.

Notwithstanding the foregoing, Unilever PLC may, and it may permit a Restricted Subsidiary to, issue, assume or guarantee debt secured by mortgages not excepted in the foregoing clauses (i) through (xi) inclusive without equally and ratably securing the guarantees; provided, however, that the aggregate principal amount of all such debt then outstanding, plus the principal amount of such debt then being issued, assumed or guaranteed, and the aggregate amount of the Attributable Debt (as defined below) in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (i) through (iv) inclusive described under “Limitations on Sales and Leasebacks” below), shall not exceed 10% of Capital Employed (as defined below).
Limitations on Sales and Leasebacks
The Indenture provides that Unilever PLC will not, and will not permit any Restricted Subsidiary to, enter into any transaction with any person for the leasing by Unilever PLC or a Restricted Subsidiary of any Principal Property, the acquisition or the completion of construction and commencement of full operation, whichever is later, of which has occurred more than 120 days prior thereto, which Principal Property has been or is to be sold or transferred by Unilever PLC or such Restricted Subsidiary to that person in contemplation of such leasing unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such transactions plus all debt secured by mortgages on Principal Properties (with the exception of debt which is excluded pursuant to clauses (i) through (xi) inclusive described under “Limitation on Liens” above) would not exceed 10% of Capital Employed. This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction or under “Limitation on Liens” above, Attributable Debt with respect to any sale and leaseback transaction if:
(i)
the lease in such sale and leaseback transaction is for a term of not more than three years;

(ii)
Unilever PLC or the relevant Restricted Subsidiary, as the case may be, shall apply or cause to be applied an amount in cash equal to the greater of the net proceeds of such sale or transfer or the fair value (as determined by the Board of Directors of Unilever PLC) of such Principal Property to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of debt of Unilever PLC or Restricted Subsidiaries (other than debt owed by any Subsidiary), which by its terms matures more than 12 months after the date of the creation of such debt, or shall apply such proceeds to investment in other Principal Properties within a period not exceeding 12 months prior or subsequent to any such arrangement;
(iii)
such sale and leaseback transaction is entered into between any guarantor and a Restricted Subsidiary or between Restricted Subsidiaries or between guarantors; or

(iv)
Unilever PLC or a Restricted Subsidiary would be entitled to incur a mortgage on such Principal Property pursuant to clauses (i) through (xi) inclusive described under “Limitation on Liens” above, securing debt without equally and ratably securing the guarantees.

Subordination of Debt Securities
The prospectus supplement for any applicable series of guaranteed debt securities will provide that the guaranteed debt securities of such series will be expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined below) of the issuer of such series (whether UFN or UCC), and the obligations of each guarantor of such series evidenced by the guarantees will be expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the guarantor.
In the event and during the continuation of any default in the payment of any Senior Debt of the issuer continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt (unless and until such event shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest if any, on the subordinated debt securities or sums payable with respect to the conversion, if applicable, of such subordinated debt securities may be made by the issuer pursuant to the subordinated debt securities.
In the event and during the continuation of any default in the payment of any Senior Debt of any guarantor continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt (unless and until such event shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion, if applicable, of such subordinated debt securities may be made by the guarantor pursuant to its guarantee with respect thereto.
Upon any payment or distribution of the assets of the issuer (UFN or UCC, as applicable) or the assets of any guarantor to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings for the issuer or the guarantor, the holders of the Senior Debt of the issuer or the Senior Debt of the guarantor, as the case may be, will be entitled to receive payment in full of all amounts due thereon before any payment is made by the issuer or the guarantor, as the case may be, on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion, if applicable, of such subordinated debt securities.
By reason of such subordination, in the event of the insolvency of the issuer (UFN or UCC, as applicable) or any guarantor, holders of the subordinated debt securities may recover less, ratably, and holders of Senior Debt may recover more, ratably, than other creditors of the issuer or creditors of any guarantor.
The term “Senior Debt,” when used with reference to the issuer or any guarantor, will be defined in the Indenture to mean the principal of, premium, if any, and interest, if any, which is due and payable on:
(a)
all indebtedness of the issuer or all indebtedness of the guarantor, as the case may be (other than the subordinated debt securities or the guarantees), whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, which

(i)
is for money borrowed,

(ii)
is evidenced by a note, debenture, bond or similar instrument, whether or not for money borrowed,

(iii)
constitutes obligations under any agreement to lease, or any lease of, any real or personal property which are required to be capitalized on the balance sheet of lessee in accordance with generally accepted United Kingdom and Dutch accounting principles applicable in the preparation of the most recent audited financial statements of the issuer or the most recent audited financial statements of the guarantor or made as part of any sale and leaseback transaction to which we are a party or the guarantor is a party, or

(iv)
constitutes purchase money indebtedness;

(b)
any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which the issuer or the guarantor, as the case may be, are responsible or liable as guarantor or otherwise; and

(c)
amendments, renewals, extensions and refundings of any such indebtedness;

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is provided that such indebtedness is subordinate to all other indebtedness of the issuer or the indebtedness of the guarantor, as the case may be, or that such indebtedness is not superior in right of payment to the subordinated debt securities or the guarantees; provided, however, that Senior Debt shall not be deemed to include any obligation of the issuer (UFN or UCC, as applicable) or any guarantor to any Subsidiary or to Unilever PLC.
The Indenture does not limit the amount of Senior Debt which the issuer (UFN or UCC, as applicable) may issue, or that may be issued by either issuer or any guarantor.
Conversion
The prospectus supplement for each series of guaranteed debt securities will provide whether the securities are convertible and, if so, the conversion price and terms.
Glossary
“Attributable Debt” means, as to any particular lease under which Unilever PLC or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted as provided in the Indenture.
“Capital Employed” means the combined capital and reserves, outside interests in group companies, creditors due after more than one year and provisions for liabilities and charges, as shown on our consolidated balance sheet as published in the most recent Annual Accounts of Unilever PLC (as defined in the Indenture).
“Principal Property” means any manufacturing or processing plant or warehouse located in the United States, Canada or the United Kingdom, owned or leased by Unilever PLC or any Restricted Subsidiary, other than (i) any such property which, in the opinion of the Board of Directors of Unilever PLC, is not of material importance to the total business conducted by Unilever PLC and its Subsidiaries and associated companies, or (ii) any portion of such property which, in the opinion of the Board of Directors of Unilever PLC, is not of material importance to the use or operation of such property.
“Restricted Subsidiary” means any Subsidiary (i) substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States, Canada or the United Kingdom, and (ii) which owns or leases a Principal Property.
“Subsidiary” means any corporation which qualifies to be included as a group company of Unilever PLC in the consolidated balance sheet of Unilever PLC and its Subsidiaries as published in the most recent Annual Accounts of Unilever PLC.

Modification of the Indenture
UCC, UFN, Unilever PLC, UNUS and the Trustee may modify and amend the Indenture, with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding securities of all series under the Indenture which are affected by the modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each such outstanding security of any series affected thereby, among other things:
(a)
change the stated maturity date of the principal of or any installment of interest on such security;

(b)
reduce the principal amount of, or the rate or rates of any interest on, any such security or any premium payable upon the redemption thereof or any sinking fund or analogous payment with respect thereto, or reduce the amount of the principal of a discounted debt security that would be due and payable upon a declaration of acceleration of the maturity thereof or upon the redemption thereof,

(c)
change the currency of payment of principal of or any premium or interest on any such security;

(d)
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

(e)
reduce the above-stated percentage of holders of securities necessary to modify or amend the Indenture;

(f)
modify the foregoing requirements or reduce the percentage of outstanding securities of any series necessary to waive any past default to less than a majority; or

(g)
change in any manner materially adverse to the interests of the holders of such securities the terms and conditions of the obligations of any guarantor regarding the due and punctual payment of the principal thereof, and premium, if any, and interest, if any, thereon or the sinking fund or analogous payments, if any, with respect to such securities.

UCC, UFN, Unilever PLC, UNUS and the trustee may also amend the Indenture in certain circumstances without the consent of the holders of the debt securities to evidence the succession of another corporation to UCC, UFN, Unilever PLC or UNUS, as the case may be, or the replacement of the trustee with respect to the debt securities of one or more series and for certain other purposes.
Events of Default
The following are defined as Events of Default with respect to securities of any series outstanding under the Indenture (unless otherwise stated in the related prospectus supplement):
(a)
failure to pay at maturity the principal of, or premium, if any, on any security of such series outstanding under the Indenture;

(b)
failure to pay any interest or any additional interest on any security of such series outstanding under the Indenture when due continued for 30 days;

(c)
failure to deposit any sinking fund or analogous payment with respect to such series when and as due or beyond any applicable period of grace;

(d)
failure to perform any other covenant of UCC, UFN, Unilever PLC or UNUS (other than a covenant expressly included in the Indenture solely for the benefit of a series other than such series), continued for 90 days after written notice; and

(e)
certain events in bankruptcy, insolvency or reorganization of UCC, UFN or Unilever PLC.

If an Event of Default shall occur and be continuing, the Trustee in its discretion may proceed to protect and enforce its rights and those of the holders of such series of securities. If an Event of Default shall occur and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding securities of such series (or of all affected series in the case of defaults under clauses (d) and (e) above (voting as one class)) may accelerate the maturity of all such outstanding securities of such series by written notice. The holders of not less than a majority in aggregate principal amount of outstanding securities of such series (or of all such affected series in the case of defaults under clauses (d) and (e) above (voting as one class), as the case may be) under the Indenture may waive any past default under the Indenture, except, among other things, a default in the payment of principal, premium, if any, or interest, if any. The holders of not less than a majority in aggregate principal amount of outstanding securities of any series (or of all such affected series in the case of defaults under clauses (d) and (e) above (voting as one class), as the case may be) may rescind a declaration of acceleration of securities of such series but only if all Events of Default have been remedied and all payments due (other than those due as a result of acceleration) have been made. Since each series of guaranteed debt securities will be independent of each other series, a default with respect to one series of guaranteed debt securities will not in itself necessarily result in the acceleration of the maturity of a different series of guaranteed debt securities.
UCC, UFN, Unilever PLC and UNUS are required to furnish to the Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the Indenture or a statement as to the nature of any default.
Consolidation, Merger and Sale of Assets
UCC, UFN, Unilever PLC and UNUS may not, without the consent of the holders of any of the securities outstanding under the Indenture, consolidate or amalgamate with, merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation unless:
(i)
the corporation formed by such consolidation or amalgamation or into which UCC, UFN, UNUS or Unilever PLC is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of UCC, UFN, UNUS or Unilever PLC substantially as an entirety (a) shall be, in the case of UCC, a corporation organized and existing under the laws of the United States of America, (b) in the case of UFN, Unilever PLC or UNUS shall, if not incorporated in the Netherlands, the United Kingdom or the United States of America, respectively, expressly agree to make payments under the Guarantees free of any deduction or withholding for or on account of taxes, levies, imposts and charges of the country of its incorporation (or any political subdivision or taxing authority thereof or therein) in a manner equivalent to the form of Guarantee, subject to the exceptions, if any, contained in such form, and (c) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of UCC or UFN, as the case may be, the due and punctual payment of the principal of (and premium, if any), any interest on and any other payments with respect to all the Debt Securities and the performance of each covenant set out in the Indenture on the part of UCC or UFN, as the case may be, to be performed or observed, and, in the case of Unilever PLC or UNUS, as applicable, the due and punctual performance of the Guarantees; and

(ii)
immediately after giving effect thereto, no Event of Default, and no event which, after giving of notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; and

(iii)
certain other conditions are met.

Unilever PLC or UNUS or any of their respective Subsidiaries may, subject to certain restrictions, assume the obligations of any of UCC or UFN as obligor under the securities issued under the Indenture.
Defeasance and Discharge
The Indenture provides that UCC, UFN, Unilever PLC and UNUS, at the option of UCC, UFN, Unilever PLC or UNUS, as the case may be:
(a)
will be discharged from any and all obligations in respect of any series of guaranteed debt securities and the guarantees relating to such series (except for certain obligations to register the transfer or exchange of guaranteed debt securities of such series, replace stolen, lost or mutilated guaranteed debt securities of such series and maintain paying agencies), or

(b)
need not comply with certain restrictive covenants of the Indenture (including those described under “Limitation on Liens” and “Limitations on Sales and Leasebacks” above),

if in each case, UCC or UFN, as the case may be, irrevocably deposits with the Trustee, in trust, (i) in the case of guaranteed debt securities of such series denominated in U.S. dollars, money and/or U.S. government obligations or (ii) in the case of guaranteed debt securities of such series denominated in a foreign currency (other than a basket currency, as defined in the Indenture), money and/or foreign government securities in the same foreign currency, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount in cash sufficient to pay all the principal of (including any mandatory sinking fund or analogous payments), and any premium and interest on, the guaranteed debt securities of such series not later than one day before the dates such payments are due in accordance with the terms of the guaranteed debt securities of such series.
In the case of a discharge pursuant to clause (a) above, UCC or UFN, as the case may be, is required to deliver to the Trustee either an opinion of counsel to the effect that the holders of guaranteed debt securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and related defeasance and will be subject to United States Federal income tax in the same manner and at the same times as would have been the case if such deposit and related defeasance had not been exercised or a ruling to such effect received from or published by the United States Internal Revenue Service.
In the event we exercise our option pursuant to clause (b) above, UCC or UFN, as the case may be, will deliver to the Trustee an opinion of counsel to the effect that the holders of guaranteed debt securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and related defeasance and will be subject to United States Federal income tax in the same manner and at the same times as would have been the case if such deposit and related defeasance had not been exercised.
If the Trustee or paying agent is unable to apply any money, U.S. government obligations and/or foreign government securities deposited in trust by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority located within the United States and having jurisdiction in the premises, enjoining, restraining or otherwise prohibiting such application (including any such order or judgment requiring the payment of money, U.S. government obligations and/or foreign government securities to UCC or UFN, as the case may be), the obligations of UCC, UFN, Unilever PLC and UNUS under the Indenture, the guaranteed debt securities of such series and the guarantees relating to such guaranteed debt securities will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or paying agent is permitted to apply all such money, U.S. government obligations and/or foreign government securities to payments of the principal of or any premium and interest on the guaranteed debt securities of such series. If any issuer or any guarantor makes any payment of principal of or any interest on any guaranteed debt securities of such series because of any such reinstatement of obligations, the issuer or the guarantor will be subrogated to the rights of the holders of the guaranteed debt securities of such series to receive such payment from the money, U.S. government obligations and/or foreign government securities held by the Trustee.
Governing Law
New York law will govern the Indenture and the guaranteed debt securities.
Concerning the Trustee
The Bank of New York Mellon is Trustee under the Indenture. Pursuant to the Trust Indenture Act, should a default occur with respect to either the guaranteed debt securities constituting Senior Debt of the issuer or any guarantor or subordinated guaranteed debt securities, The Bank of New York Mellon would be required to resign as Trustee with respect to the guaranteed debt securities constituting Senior Debt or the subordinated guaranteed debt securities under the Indenture within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

PLAN OF DISTRIBUTION
We may sell the guaranteed debt securities in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The prospectus supplement will include the following information:
(a)
the terms of the offering;

(b)
the names of any underwriters or agents;

(c)
the purchase price of the securities from us;

(d)
the net proceeds to us from the sale of the securities;

(e)
any delayed delivery arrangements;

(f)
any underwriting discounts and other items constituting underwriters’ compensation;

(g)
any initial public offering price; and

(h)
any discounts or concessions allowed or reallowed or paid to dealers.

Sale Through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the guaranteed debt securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the guaranteed debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of the guaranteed debt securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the guaranteed debt securities directly. In this case, no underwriters or agents would be involved. We may also sell the guaranteed debt securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the guaranteed debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase guaranteed debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the guaranteed debt securities, the guarantees and the Ordinary Shares, par value 3 1∕9 pence each, deliverable upon conversion of the guaranteed debt securities in respect of which this prospectus is being delivered will be passed upon for Unilever by Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom, including with respect to certain matters of New York, English and Dutch law.

EXPERTS
The consolidated financial statements of Unilever PLC as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.
The audit report covering the consolidated financial statements of Unilever PLC as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and the effectiveness of internal control over financial reporting as of December 31, 2022 contains an explanatory paragraph that states that Unilever PLC acquired Nutraceutical Wellness, Inc. (“Nutrafol”) on July 7, 2022, and management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, Nutrafol’s internal control over financial reporting associated with 1.6% of total assets and 0.3% of the total turnover included in the consolidated financial statements of Unilever PLC as of and for the year ended December 31, 2022. The audit of internal control over financial reporting of Unilever PLC by KPMG LLP as of December 31, 2022 also excluded an evaluation of the internal control over financial reporting of Nutrafol.

Unilever Capital Corporation
$[•],000,000 [•]% Senior Notes due 20[•]
$[•],000,000 [•]% Senior Notes due 20[•]
Payment of Principal, Premium, if any, and Interest Guaranteed Jointly, Severally Fully and
Unconditionally by
Unilever PLC and
Unilever United States, Inc.

PROSPECTUS SUPPLEMENT
August [•], 2024